EKS&H Ehrhardt Keefe Steiner & Hottman PC

Certified Public Accountants and Consultants

February 24, 2003

Securities & Exchange Commission
450 - 5th Street, N.W.
Washington D.C. 20549

Gentlemen:

This letter is to advise you that on or about February 21, 2003 the client-auditor relationship between ourselves and Telemetrix, Inc. ceased.

If you have any questions, please do not hesitate to call me.

Very truly yours,

David J. Steiner, Principal
Ehrhardt Keefe Steiner & Hottman PC

DJS:ls

7979 E. Tufts Avenue, Suite 400 Denver, Colorado 80237-2843
303 740-9400 Fax 303 740-9009